UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 17, 2006

____________________

NEUROTECH PHARAMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-125699	20-4121393
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

627 Moberly Road, Suite 601 Vancouver, B.C., Canada		V5Z 4B3
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (604) 681-6466

NORTHERN WAY RESOURCES, INC.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Prior to January 17, 2006, our business plan was focused on proceeding with the exploration of the mineral property known as the River Gold claim to determine whether there are commercially exploitable reserves of gold, copper, nickel, platinum and/or palladium.

On or about January 12, 2006, our management was presented with a business opportunity by the management of a private company with operations in New York named Marco Hi-Tech JV Ltd. (“Marco”) that upon evaluation proved more interesting than our previous business plan. As a result, our management suspended its efforts in relation to the exploration of the Gold River claim and entered into negotiations with Marco. After conducting due diligence and concluding negotiations it was determined that a reverse acquisition of Marco was less speculative and contained greater benefits for us than the unproven mineral claim. In order to pursue this new business opportunity, we terminated our exploration activities and entered into negotiations for a merger with Marco.

In contemplation of a possible transaction with Marco, on January 17, 2006, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Northern Way Resources, Inc., a Delaware corporation and our wholly-owned subsidiary, (“Northern Way-DE”) for the purposes of reincorporating in the State of Delaware (the “Merger”). On January 17, 2006, we merged with Northern Way-DE so that we and Northern Way-DE became a single corporation named Neurotech Pharmaceuticals, Inc. (the “Surviving Corporation”) which exists under, and is governed by, the laws of the State of Delaware.

As a result of the Merger, all of our assets, property, rights, privileges, powers and franchises became vested in and held and enjoyed by the Surviving Corporation and the Surviving Corporation assumed all of our obligations.

Item 3.03.	Material Modification to Rights of Security Holders.

Upon the effectiveness and as a result of the Merger, the Certificate of Incorporation and By-laws of Northern Way-DE became the Certificate of Incorporation and By-laws of the Surviving Corporation.

Each share of our common stock, par value $0.001 per share, which was issued and outstanding immediately prior to the Merger was converted into one issued and outstanding share of common stock, par value $0.001 per share, of the Surviving Corporation (the “Common Stock”), so that the holders of all of the issued and outstanding shares of our common stock immediately prior to the Merger are the holders of Common Stock of the Surviving Corporation. All shares of Northern Way-DE owned by the Company immediately prior to the Merger were surrendered and cancelled.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits
Exhibit No.	Exhibits
2.1	Agreement and Plan of Merger, dated January 17, 2006, between Northern Way Resources, Inc., a Nevada corporation, and Northern Way Resources, Inc., a Delaware corporation
2.2	Certificate of Ownership and Merger merging Northern Way Resources, Inc. a Nevada corporation, into Northern Way Resources., Inc., a Delaware corporation
2.3	Articles of Merger merging Northern Way Resources, Inc., a Nevada corporation, into Northern Way Resources, Inc., a Delaware corporation
3.1	Certificate of Incorporation of Neurotech Pharmaceuticals, Inc.
3.2	By-laws of Neurotech Pharmaceuticals, Inc.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN WAY RESOURCES, INC.
Dated: January 17, 2006	By:	/s/ Keith Andrews
		Name:	Keith Andrews
		Title:	President